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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 13, 1999 (May 21, 1999)



                       APPLIED GRAPHICS TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)


DELAWARE                                 0-28208                             13-3864004
(State or other jurisdiction      (Commission File Number)       (I.R.S. Employer Identification No.)
   of incorporation)



450 WEST 33RD STREET, NEW YORK, NY                                        10001
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code:   212-716-6600
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Item 2.  Acquisition or Disposition of Assets

As previously reported on a current report on Form 8-K dated June 4, 1999, the cash offer of Applied Graphics Technologies, Inc. (the "Company") to purchase all of the outstanding ordinary shares of Wace Group Plc ("Wace") was declared unconditional in all respects on May 21, 1999. Subsequently, on June 29, 1999, Wace's French subsidiaries ("Seven France") commenced judicial liquidation proceedings to close their digital prepress and color management businesses in France. As part of the proceedings, the French government has taken over operation and liquidation of Seven France. At the present time, the Company cannot determine the liability, if any, that may be incurred by Wace as a result of these proceedings. Further details of this disposition are contained in the press release of the Company dated June 30, 1999 attached hereto as
Exhibit 99.1.

Item 7.  Financial Statements and Exhibits.

(a)      Financial statements of business acquired.

         Not applicable.

(b)      Pro forma financial information

         Unaudited pro forma information relating to the disposition will be included as part of the pro forma financial information relating to the acquisition of Wace to be filed with the Securities and Exchange Commission as soon as practicable, but in any event on or prior to August 4, 1999.

(c)      Exhibits

         99.1 Press release issued by the Company on June 30, 1999.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  July 13, 1999                    By:   /s/ Louis Salamone, Jr.
                                              -------------------------
                                              Louis Salamone, Jr.
                                              Senior Vice President and
                                              Chief Financial Officer